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                                                                    EXHIBIT 99.6


                           LEVCOR INTERNATIONAL, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON ________, 2002
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS




         The undersigned hereby constitutes and appoints Robert A. Levinson and Edward H. Cohen, or either of them acting singly, with the power of substitution in either of them, the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of common stock of Levcor International, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the offices of Katten Muchin Zavis Rosenman, 575 Madison Avenue, New York, New York, on ______, 2002, at 10:00 a.m., and at any adjournment or adjournments thereof. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 4, 5 AND 7, AND FOR EACH OF THE NOMINEES FOR DIRECTOR LISTED IN PROPOSALS 3 AND 6.

         1. The approval and adoption of an Agreement and Plan of Merger, dated as of May 24, 2002, by and among the Company and Carlyle Industries, Inc., providing for the merger of Carlyle Industries, Inc. with and into the Company.

                  [ ]    FOR           [ ]    AGAINST         [ ]   ABSTAIN

         2. The amendment and restatement of the Company's certificate of incorporation providing for the creation and issuance of a new class of Company preferred stock, designated as Series A preferred stock.


                  [ ]    FOR           [ ]    AGAINST         [ ]   ABSTAIN


              Please note, the approval of this proposal is required for the consummation of the merger. Accordingly, in the event that that this proposal is not approved the merger cannot be consummated.

         3. The election of six directors nominated by the Board of Directors to serve until the next Annual Meeting of Stockholders:


              [ ]   FOR all nominees listed below   [ ]  WITHHOLD AUTHORITY to
                    (except as indicated below)          vote for the nominees
                                                         listed below

              ROBERT A. LEVINSON, EDWARD H. COHEN, JOHN MCCONAUGHY, EDWARD F. COOKE, JOSEPH S. DIMARTINO, GIANDOMENICO PICCO


              INSTRUCTION: to withhold authority to vote for any individual nominee, write that nominee's name on this line:


              ---------------------------------------------------------------



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              Please note, the approval of this proposal is required for the consummation of the merger. Accordingly, in the event that that this proposal is not approved the merger cannot be consummated.

         4.   The adoption of the Company's 2002 Stock Option Plan.

                  [ ]    FOR           [ ]    AGAINST         [ ]   ABSTAIN


              Please note, the approval of this proposal is required for the consummation of the merger. Accordingly, in the event that that this proposal is not approved the merger cannot be consummated.

         5. The ratification of the appointment of Friedman Alpren Green as independent auditors for the year ending December 31, 2002.


                  [ ]    FOR           [ ]    AGAINST         [ ]   ABSTAIN


         6. In the event that the merger of Carlyle Industries, Inc. with and into the Company is not consummated, the election of three directors nominated by the Board of Directors to serve until the next Annual Meeting of Stockholders:


              [ ]   FOR all nominees listed below   [ ]  WITHHOLD AUTHORITY to
                    (except as indicated below)          vote for the nominees
                                                         listed below

              ROBERT A. LEVINSON, EDWARD H. COHEN, JOHN MCCONAUGHY.

              INSTRUCTION: to withhold authority to vote for any individual nominee, write that nominee's name on this line:


              ---------------------------------------------------------------


         7. To permit the Company's Board of Directors, in its discretion, to adjourn or postpone the Annual Meeting of Stockholders if necessary for further solicitation of proxies if there are not sufficient votes at the originally scheduled time of the Annual Meeting of Stockholders to approve each proposal.


                  [ ]    FOR           [ ]    AGAINST         [ ]   ABSTAIN


         8. The proxy is authorized to transact such other business as may properly come before the annual meeting.

                                       2
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         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO
DIRECTION IS INDICATED, THE PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 4, 5 AND 7, AND FOR EACH OF THE NOMINEES FOR DIRECTOR LISTED IN PROPOSALS 3 AND 6 AND IN THE DISCRETION OF SAID PROXY, ON ANY OTHER MATTER WHICH MAY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS



         Shares cannot be voted unless this proxy card is signed and returned or shares are voted in person at the Annual Meeting.


                        Dated _____________________, 2002



                         -------------------------------
                                   Print Name


                         -------------------------------
                                    Signature

         Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. When a proxy is given by a partnership, it should be signed in the partnership name by an authorized person.

        PLEASE SIGN, DATE AND MAIL THIS PROXY IMMEDIATELY IN THE ENCLOSED
                                    ENVELOPE.